July 28, 2021

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by American Century Municipal Trust (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 13(4) of Form N-
CSR of American Century Municipal Trust dated July 28, 2021. We agree with the statements concerning our Firm contained therein.

Very truly yours,

PricewaterhouseCoopers LLP
Kansas City, Missouri

Attachment